MORGAN STANLEY CLOSED-END FUNDS
                    MORGAN STANLEY TRUST FSB

                      AMENDEND AND RESTATED
              TRANSFER AGENCY AND SERVICE AGREEMENT

      AMENDED AND RESTATED AGREEMENT made as of the 1st day of September, 2000, and amended on November 1, 2004, by and between each of the Morgan Stanley Closed-end Funds listed on the signature page hereof, each of such Funds acting severally on its own behalf and not jointly with any of such other Funds (each such Fund hereinafter referred to as the Fund), each such Fund having its principal office and place of business at 1221 Avenue of the Americas, New York, New York 10020, and MORGAN STANLEY TRUST FSB (Morgan Stanley TRUST), a federally chartered savings bank, having its principal office and place of business at Harborside Financial Center, Plaza Two, Jersey City, New Jersey 07311.

     WHEREAS, the Fund desires to appoint MORGAN STANLEY TRUST as its transfer agent, dividend disbursing agent, shareholder servicing agent, registrar and agent in connection with the Fund's Dividend Reinvestment Plan and MORGAN STANLEY TRUST desires to accept such appointment;

      NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1 - TERMS OF APPOINTMENT; DUTIES OF MORGAN STANLEY TRUST

      1.1 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints MORGAN STANLEY TRUST to act as, and MORGAN STANLEY TRUST agrees to act as, the transfer agent for each series and class of shares of the Fund ("Shares"), dividend disbursing agent, shareholder servicing agent, registrar and agent in connection with the Fund's Dividend Reinvestment Plan (the "Plan").

      1.2 MORGAN STANLEY TRUST agrees that it will perform the following services:

           (a) In accordance with procedures established from time to time by agreement between the Fund and MORGAN
     STANLEY TRUST, MORGAN STANLEY TRUST  shall:

               (i) In accordance with instructions from the Fund given by Certificate of the Secretary of the Fund, issue Shares upon receipt of payment therefor, and issue certificates therefore or hold such Shares in book form in the appropriate Shareholder account;

               (ii)  Effect transfers of Shares by the registered
          owners    thereof    upon   receipt   of    appropriate
          instructions;

                     (iii)     Prepare and transmit payments  for
          dividends and distributions declared by the Fund in accordance with instructions and serve as the plan agent for the Plan and purchase and issue shares in accordance with such Plan;

                     (iv)  Maintain  records of account  for  and
          advise  the  Fund  and  its  Shareholders  as  to   the
          foregoing;

                     (v)   Record the issuance of Shares  of  the
          Fund and maintain pursuant to Rule 17Ad-10(e) under the Securities Exchange Act of 1934 ("1934 Act") a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. MORGAN STANLEY TRUST shall also provide to the Fund on a regular basis the total number of Shares which are authorized, issued and outstanding and shall notify the Fund in case any proposed issue of Shares by the Fund would result in an overissue. In case any issue of Shares would result in an overissue, MORGAN STANLEY TRUST shall refuse to issue such Shares and shall not countersign and issue any certificates requested for such Shares. When recording the issuance of Shares, MORGAN STANLEY TRUST shall have no obligation to take cognizance of any Blue Sky laws relating to the issue of sale of such Shares, which functions shall be the sole responsibility of the Fund.

          (b) In addition to and not in lieu of the services set forth in the above paragraph (a), MORGAN STANLEY TRUST shall:

               (i) perform all of the customary services of a transfer agent, dividend disbursing agent, registrar and, as relevant, shareholder servicing agent, including but not limited to, maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing shareholder reports, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal tax authorities for all Shareholders, and providing Shareholder account information;

               (ii) open any and all bank accounts which may be necessary or appropriate in order to provide the foregoing services; and

                (iii) provide a system that will enable the Fund to monitor the total number of Shares sold in each State or other jurisdiction.

          (c) MORGAN STANLEY TRUST shall provide such additional services and functions not specifically described herein as may be mutually agreed between MORGAN STANLEY TRUST and the Fund. Procedures applicable to such services may be established from time to time by agreement between the Fund and MORGAN STANLEY TRUST.

                  ARTICLE 2 - FEES AND EXPENSES

      2.1 For performance by MORGAN STANLEY TRUST pursuant to this Agreement, each Fund agrees to pay MORGAN STANLEY TRUST an annual maintenance fee for each Shareholder account and certain transactional fees, if applicable, as set out in the respective fee schedule attached hereto as Schedule A. Such fee shall be increased or decreased on August 1st of each year by an amount equal to one-half (1/2) of the change in the Consumer Price Index-All Urban Consumers Not Seasonably Adjusted for U.S. City AverageFinancial Services all Urban Consumers, as published by the Bureau of Labor Statistics of the United States Department of Labor (or another comparable measure of employee wages and salaries and employer costs for employee benefits as mutually agreed to by the Fund and MORGAN STANLEY TRUST) for the twelve-month period ending on March 31st of that year and shall be reflected in a revised Schedule A dated as of August 1 of each year; provided, however, that such fee shall not at any time exceed the average fee published by the then current ICI Transfer Agency Fee survey with respect to funds affiliated with a broker-
dealer.   Such  fees  and  out-of-pocket  expenses  and  advances
identified under Section 2.2 below may be changed from time to time subject to mutual written agreement between the Fund and MORGAN STANLEY TRUST.

      2.2 In addition to the fees paid under Section 2.1 above, the Fund agrees to reimburse MORGAN STANLEY TRUST for out-of-pocket expenses or advances incurred by MORGAN STANLEY TRUST in connection with the services rendered by MORGAN STANLEY TRUST hereunder. In addition, any other expenses incurred by MORGAN STANLEY TRUST at the request or with the consent of the Fund will be reimbursed by the Fund.

      2.3 The Fund agrees to pay all fees and reimbursable expenses within a reasonable period of time following the mailing of the respective billing notice. Postage for mailing of dividends, proxies, Fund reports and other mailings to all Shareholder accounts shall be advanced to MORGAN STANLEY TRUST by the Fund upon request prior to the mailing date of such materials.

  ARTICLE 3 - REPRESENTATIONS AND WARRANTIES OF MORGAN STANLEY
                              TRUST

      MORGAN STANLEY TRUST represents and warrants to the Fund that:

      3.1 It is a federally chartered savings bank whose principal office is in New Jersey.

      3.2   It  is  and  will  remain registered  with  the  U.S.
Securities and Exchange Commission ("SEC") as a Transfer Agent pursuant to the requirements of Section 17A of the 1934 Act.

      3.3 It is empowered under applicable laws and by its charter and By-Laws to enter into and perform this Agreement.

      3.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

     3.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

      3.6  It complies and will continue to comply with New  York
Stock Exchange Rule 496.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES OF THE FUND

      The Fund represents and warrants to MORGAN STANLEY TRUST that:

      4.1 It is a corporation duly organized and existing and in good standing under the laws of Maryland or a trust duly organized and existing and in good standing under the laws of Massachusetts, as the case may be.

      4.2 It is empowered under applicable laws and by its Articles of Incorporation or Declaration of Trust, as the case may be, and under its By-Laws to enter into and perform this Agreement.

      4.3 All corporate proceedings necessary to authorize it to enter into and perform this Agreement have been taken.

      4.4 It is a closed-end investment company registered with the SEC under the Investment Company Act of 1940, as amended (the
"1940 Act).

          ARTICLE 5 - DUTY OF CARE AND INDEMNIFICATION

      5.1 MORGAN STANLEY TRUST shall not be responsible for, and the Fund shall indemnify and hold MORGAN STANLEY TRUST harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

           (d) All actions of MORGAN STANLEY TRUST or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

           (e) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's lack of good faith, negligence or willful misconduct or which arise out of breach of any representation or warranty of the Fund hereunder.

           (f) The reliance on or use by MORGAN STANLEY TRUST or its agents or subcontractors of information, records and documents which (i) are received by MORGAN STANLEY TRUST or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person of firm on behalf of the Fund.

           (g)   The  reliance on, or the carrying out by  MORGAN
     STANLEY TRUST or its agents or subcontractors of, any instructions or requests of the Fund.

           (h) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities or Blue Sky laws of any State or other jurisdiction that such Shares be registered in such State or other jurisdiction or in violation of any stop order or other determination or ruling by any federal agency or any State or other jurisdiction with respect to the offer or sale of such Shares in such State or other jurisdiction.

      5.2 MORGAN STANLEY TRUST shall indemnify and hold the Fund harmless from or against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to any action or failure or omission to act by MORGAN STANLEY TRUST as a result of the lack of good faith, negligence or willful misconduct of MORGAN STANLEY TRUST, its officers, employees or agents.

      5.3 At any time MORGAN STANLEY TRUST may apply to any officer of the Fund for instructions, and may consult with legal counsel to the Fund, with respect to any matter arising in connection with the services to be performed by MORGAN STANLEY TRUST under this Agreement, and MORGAN STANLEY TRUST and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. MORGAN STANLEY TRUST, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to MORGAN STANLEY TRUST or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. MORGAN STANLEY TRUST, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signature of the officers of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

      5.4 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

      5.5 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

      5.6 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

   ARTICLE 6 - DOCUMENTS AND COVENANTS OF THE FUND AND MORGAN
                          STANLEY TRUST

      6.1 The Fund shall promptly furnish to MORGAN STANLEY TRUST the following, unless previously furnished to Dean Witter Trust
Company, the prior transfer agent of the Fund:

          (a)  If a corporation:

                     (i)   A certified copy of the resolution  of
          the Board of Directors of the Fund authorizing the appointment of MORGAN STANLEY TRUST and the execution and delivery of this Agreement;

                     (ii)  A  certified copy of the  Articles  of
          Incorporation  and  By-Laws  of  the   Fund   and   all
          amendments thereto;

                     (iii)      Certified copies of each vote  of
          the Board of Directors designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund.

                    (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Directors, with a certificate of the Secretary of the Fund as to such approval;

          (b)  If a business trust:

                     (i)   a certified copy of the resolution  of
          the Board of Trustees of the Fund authorizing the appointment of MORGAN STANLEY TRUST and the execution and delivery of this agreement;

                     (ii) A certified copy of the Declaration of Trust and By-Laws of the Fund and all amendments thereto;

                     (iii)      Certified copies of each vote  of
          the Board of Trustees designating persons authorized to give instructions on behalf of the Fund and signature cards bearing the signature of any officer of the Fund or any other person authorized to sign written instructions on behalf of the Fund;

                    (iv) A specimen of the certificate for Shares of the Fund in the form approved by the Board of Trustees, with a certificate of the Secretary of the Fund as to such approval;

          (c) The registration statements and any amendments and supplements thereto filed with the SEC pursuant to the requirements of the 1933 Act and the 1940 Act;

           (d) All account application forms, if any, or other documents relating to Shareholder accounts and/or relating to any dividend reinvestment plan or other service offered or to be offered by the Fund; and

           (e) Such other certificates, documents or opinions as MORGAN STANLEY TRUST deems to be appropriate or necessary for the proper performance of its duties.

      6.2 MORGAN STANLEY TRUST hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of Share certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.

      6.3 MORGAN STANLEY TRUST shall prepare and keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable and as required by applicable laws and regulations. To the extent required by Section 31 of the 1940 Act, and the Rules and Regulations thereunder, MORGAN STANLEY TRUST agrees that all such records prepared or maintained by MORGAN STANLEY TRUST relating to the services to be performed by MORGAN STANLEY TRUST hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Section 31 of the 1940 Act, and the rules and regulations thereunder, and will be surrendered promptly to the Fund on and in accordance with its request.

      6.4 MORGAN STANLEY TRUST and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential and shall not be voluntarily disclosed to any other person except as may be required by law or with the prior consent of MORGAN STANLEY TRUST and the Fund.

     6.5 In case of any request or demands for the inspection of the Shareholder records of the Fund, MORGAN STANLEY TRUST will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. MORGAN STANLEY TRUST reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

        ARTICLE 7 - DURATION AND TERMINATION OF AGREEMENT

      7.1 This Agreement, as amended and restated, shall remain in full force and effect until August 1, 2005 and from year-to-year thereafter unless terminated by either party as provided in
Section 7.2 hereof.

      7.2   This  Agreement may be terminated by the Fund  on  60
days' written notice and by MORGAN STANLEY TRUST on 90 days' written notice to the other party without payment of any penalty.

     7.3 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and other materials will be borne by the Fund. Additionally, MORGAN STANLEY TRUST reserves the right to charge for any other reasonable fees and expenses associated with such termination.

                     ARTICLE 8 - ASSIGNMENT

      8.1 Except as provided in Section 8.3 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

      8.2  This  Agreement shall inure to the benefit of  and  be
binding   upon   the  parties  and  their  respective   permitted
successors and assigns.

      8.3 MORGAN STANLEY TRUST may, in its sole discretion and without further consent by the Fund, subcontract, in whole or in part, for the performance of its obligations and duties hereunder with any person or entity including but not limited to companies which are affiliated with MORGAN STANLEY TRUST; provided, however, that such person or entity has and maintains the qualifications, if any, required to perform such obligations and duties and that MORGAN STANLEY TRUST shall be as fully responsible to the Fund for the acts and omissions of any agent or subcontractor as it is for its own acts or omissions under this Agreement.

                    ARTICLE 9 - AFFILIATIONS

      9.1 MORGAN STANLEY TRUST may now or hereafter, without the consent of or notice to the Fund, function as transfer agent, registrar and/or shareholder servicing agent for any other investment company registered with the SEC under the 1940 Act and for any other issuer, including without limitation any investment company whose adviser, administrator, sponsor or principal underwriter is or may become affiliated with Morgan Stanley or any of its direct or indirect subsidiaries or affiliates.

      9.2 It is understood and agreed that the Directors or Trustees (as the case may be), officers, employees, agents and shareholders of the Fund, and the directors, officers, employees, agents and shareholders of the Fund's investment adviser and/or distributor, are or may be interested in MORGAN STANLEY TRUST as directors, officers, employees, agents and shareholders or otherwise, and that the directors, officers, employees, agents and shareholders of MORGAN STANLEY TRUST may be interested in the Fund as Directors or Trustees (as the case may be), officers, employees, agents and shareholders or otherwise, or in the investment adviser and/or distributor as directors, officers, employees, agents, shareholders or otherwise.

                     ARTICLE 10 - AMENDMENT

     10.1 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Board of Directors or the Board of Trustees
(as the case may be) of the Fund.

                   ARTICLE 11 - APPLICABLE LAW

      11.1 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

                   ARTICLE 12 - MISCELLANEOUS

      12.1 In the event that one or more additional investment companies managed or administered by Morgan Stanley Investment Advisors Inc. ("Additional Funds") desires to retain MORGAN STANLEY TRUST to act as transfer agent, dividend disbursing agent and/or shareholder servicing agent, and MORGAN STANLEY TRUST desires to render such services, such services shall be provided pursuant to a letter agreement, substantially in the form of Exhibit A hereto, between MORGAN STANLEY TRUST and each Additional Fund.

      12.2 In the event of an alleged loss or destruction of any Share certificate, no new certificate shall be issued in lieu thereof, unless there shall first be furnished to MORGAN STANLEY TRUST an affidavit of loss or non-receipt by the holder of Shares with respect to which a certificate has been lost or destroyed, supported by an appropriate bond satisfactory to MORGAN STANLEY TRUST and the Fund issued by a surety company satisfactory to MORGAN STANLEY TRUST, except that MORGAN STANLEY TRUST may accept an affidavit of loss and indemnity agreement executed by the registered holder (or legal representative) without surety in such form as MORGAN STANLEY TRUST deems appropriate indemnifying MORGAN STANLEY TRUST and the Fund for the issuance of a replacement certificate, in cases where the alleged loss is in the amount of $1,000 or less.

      12.3 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or to MORGAN STANLEY TRUST shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:
[Name of Fund]
1221 Avenue of the Americas
New York, New York 10020

Attention:  General Counsel

To MORGAN STANLEY TRUST:

Morgan Stanley Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, New Jersey 07311

Attention:  President

                ARTICLE 13 - MERGER OF AGREEMENT

      13.1 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

                 ARTICLE 14 -PERSONAL LIABILITY

      14.1 In the case of a Fund organized as a Massachusetts business trust, a copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund; provided, however, that the Declaration of Trust of the Fund provides that the assets of a particular Series of the Fund shall under no circumstances be charged with liabilities attributable to any other Series of the Fund and that all persons extending credit to, or contracting with or having any claim against, a particular Series of the Fund shall look only to the assets of that particular Series for payment of such credit, contract or claim.

      IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

                              MORGAN STANLEY CLOSED-END FUNDS

  Taxable Fixed-Income Closed-End Funds
1.   Morgan Stanley Government Income Trust
2.   Morgan Stanley Income Securities Inc.
3.   Morgan Stanley Prime Income Trust
  Tax-Exempt Fixed-Income Closed-End Funds
4.   Morgan Stanley California Insured Municipal Income Trust
5.   Morgan Stanley California Quality Municipal Securities
6.   Morgan Stanley Insured California Municipal Securities
7.   Morgan Stanley Insured Municipal Bond Trust
8.   Morgan Stanley Insured Municipal Income Trust
9.   Morgan Stanley Insured Municipal Securities
10.  Morgan Stanley Insured Municipal Trust
11.  Morgan Stanley Municipal Income Opportunities Trust
12.  Morgan Stanley Municipal Income Opportunities Trust II
13.  Morgan Stanley Municipal Income Opportunities Trust III
14.  Morgan Stanley Municipal Premium Income Trust
15.  Morgan Stanley New York Quality Municipal Securities
16.  Morgan Stanley Quality Municipal Income Trust
17.  Morgan Stanley Quality Municipal Investment Trust
18.  Morgan Stanley Quality Municipal Securities

                              By:

                              Name:     _______________________

                              Title:    _______________________
ATTEST:

____________________________

Name:     ______________________

Title:    ______________________

                              MORGAN STANLEY TRUST FSB

                              By:

                              Name:     _______________________

                              Title:    _______________________
ATTEST:

____________________________

Name:     ______________________

Title:    ______________________


                           SCHEDULE A

                    MORGAN STANLEY TRUST FSB
                        CLOSED-END FUNDS
              SHAREHOLDER ACCOUNT MAINTENANCE FEES
               RATES PER TRANSFER AGENCY AGREEMENT
                     AS OF NOVEMBER 1, 2004



Closed-end Funds                                  $11.51
      Prime Income Trust                           $11.80

A fee equal to 1/12 of the fee set forth above, for providing Forms 1099 for accounts closed during the year, payable following the end of the calendar year. Out-of-pocket expenses in accordance with Section 2.2 of the Agreement. Fees for additional services not set forth in this Agreement shall be as negotiated between the parties.



                            Exhibit A

Morgan Stanley Trust FSB
Harborside Financial Center, Plaza Two
Jersey City, NJ 07311

Dear Sir or Madam:

The undersigned, (name of investment company), a (Maryland corporation/Massachusetts business trust) (the "Fund"), desires to employ and appoint Morgan Stanley Trust FSB ("MORGAN STANLEY TRUST") to act as transfer agent for each series and class of shares of the Fund, dividend disbursing agent shareholder servicing agent, registrar and agent in connection with the Fund's Dividend Reinvestment Plan.

The Fund hereby agrees that, in consideration for the payment by the Fund to MORGAN STANLEY TRUST of fees as set out in the fee schedule attached hereto as Schedule A, MORGAN STANLEY TRUST shall provide such services to the Fund pursuant to the terms and conditions set forth in the Transfer Agency and Service Agreement annexed hereto, as if the Fund was a signatory thereto.

Please indicate MORGAN STANLEY TRUST's acceptance of employment and appointment by the Fund in the capacities set forth above by so indicating in the space provided below.

                              Very truly yours,

                              Morgan Stanley [             ] Fund

                              By:  __________________________

                                                           Title:
__________________________

                                                            Date:
__________________________

ACCEPTED AND AGREED TO:

Morgan Stanley Trust FSB

By:  _______________________

Title:    ______________________

Date:     _____________________